Affinity Bancshares, Inc.

Announces Third Quarter 2025

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), the holding company for Affinity Bank (the “Bank”), today announced net income of $2.2 million for the three months ended September 30, 2025, as compared to $1.7 million for the three months ended September 30, 2024.

	At or for the three months ended,
Performance Ratios:	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net income (in thousands)	$2,217	$2,152	$1,831	$1,345	$1,730
Diluted earnings per share	0.34	0.33	0.28	0.20	0.26
Operating income (1)	2,389	2,316	1,996	1,738	1,883
Adjusted diluted earnings per share (1)	0.37	0.36	0.30	0.26	0.29
Common book value per share	20.25	19.66	19.25	20.14	20.02
Tangible book value per share (1)	17.34	16.80	16.40	17.30	17.18
Total assets (in thousands)	925,221	933,799	912,496	866,817	878,561
Return on average assets	0.94%	0.94%	0.83%	0.61%	0.78%
Return on average equity	7.03%	7.01%	5.68%	4.14%	5.43%
Equity to assets	13.55%	13.29%	13.40%	14.90%	14.61%
Tangible equity to tangible assets (1)	11.83%	11.58%	11.65%	13.08%	12.80%
Net interest margin	3.49%	3.57%	3.52%	3.56%	3.52%
Efficiency ratio	64.96%	65.72%	68.55%	75.95%	71.48%
(1) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Net Income

•
Net income was $6.2 million for nine months ended September 30, 2025 as compared to $4.1 million for the nine months ended September 30, 2024, as a result of an increase in net interest income along with a decrease in noninterest expenses primarily due to merger-related expenses for the 2024 period offset by a decrease in noninterest income.
•
Operating income for the nine months ended September 30, 2025 was $6.7 million as compared to $5.0 million for the nine months ended September 30, 2024.
•
Net income was $2.2 million for three months ended September 30, 2025 as compared to $1.7 million for the three months ended September 30, 2024, as a result of an increase in net interest income along with a decrease in noninterest expenses.
•
Operating income for the three months ended September 30, 2025 was $2.4 million as compared to $1.9 million for the three months ended September 30, 2024.

Results of Operations

•
Net interest income was $22.9 million for the nine months ended September 30, 2025 compared to $21.7 million for the nine months ended September 30, 2024. The increase was due to an increase in interest income on loans and interest-earning deposits offset by increases in deposit costs and a decrease in interest income on investment securities.
•
Net interest margin for the nine months ended September 30, 2025 decreased one basis point to 3.53% from 3.54% for the nine months ended September 30, 2024.
•
Noninterest income decreased $246,000 to $1.6 million for the nine months ended September 30, 2025, primarily due to lower service charges on deposit accounts and the absence of a gain on the sale of other real estate recorded in 2024.
•
Non-interest expense decreased $1.7 million to $16.3 million for the nine months ended September 30, 2025 compared to the 2024 period, due mainly to a decrease in other expenses, and specifically merger-related expenses.
•
Net interest income was $7.8 million for the three months ended September 30, 2025 compared to $7.4 million for the three months ended September 30, 2024. The increase was due to an increase in interest income on loans and interest-earning deposits, partially offset by increases in deposit costs and a decrease in interest income on investment securities.
•
Net interest margin for the three months ended September 30, 2025 decreased to 3.49% from 3.52% for the three months ended September 30, 2024. The decrease in the margin relates to a decrease in our yield on interest earning deposits, which was offset by decreases in yields on our interest-bearing liabilities.
•
Noninterest income increased $22,000 to $588,000 for the three months ended September 30, 2025.
•
Non-interest expense decreased $275,000 to $5.4 million for the three months ended September 30, 2025 compared to the 2024 period, due mainly to a decrease in other fees.

Financial Condition

•
Total assets increased $58.4 million to $925.2 million at September 30, 2025 from $866.8 million at December 31, 2024, as we experienced loan growth and an increase in interest earning deposits which was funded from growth in our deposits.
•
Total gross loans increased $15.4 million to $729.5 million at September 30, 2025 from $714.1 million at December 31, 2024. The increase was due to steady loan demand in construction and consumer loans, and commercial loans secured by real estate - owner occupied.
•
Non-owner occupied office loans totaled $41.1 million at September 30, 2025; the average LTV on these loans is 45.5%, including
o
$15.6 million medical/dental tenants and
o
$25.5 million to other various tenants.
•
Investment securities held-to-maturity unrealized gains were $327,000, net of tax. Investment securities available-for-sale unrealized losses were $4.5 million, net of tax.
•
Cash and cash equivalents increased $43.4 million to $84.8 million at September 30, 2025 from $41.4 million at December 31, 2024.
•
Deposits increased by $65.9 million to $739.4 million at September 30, 2025 compared to $673.5 million at December 31, 2024, with a $57.8 million net increase in demand deposits and a $8.1 million increase in certificates of deposit.
•
Borrowings decreased by $4.8 million to $54.0 million at September 30, 2025 compared to $58.8 million at December 31, 2024 as an advance from the Bank Term Funding program was repaid in full in the first quarter of 2025.
•
Equity decreased $3.7 million to $125.4 million at September 30, 2025 from $129.1 million at December 31, 2024 from payment of a $1.50 per share dividend that was declared and paid in first quarter, along with $4.1 million of common stock repurchases.

Asset Quality

•
Non-performing loans increased to $5.1 million at September 30, 2025 from $4.8 million at December 31, 2024.

•
The allowance for credit losses as a percentage of non-performing loans was 168.4% at September 30, 2025, as compared to 177.9% at December 31, 2024.
•
The allowance for credit losses to total loans decreased to 1.17% at September 30, 2025 from 1.19% at December 31, 2024.
•
Net loan charge-offs were $129,000 for the nine months ended September 30, 2025, as compared to net loan charge-offs of $523,000 for the nine months ended September 30, 2024.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Forward-Looking Statements

In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which describe the future plans, strategies and expectations of the Company. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. Forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Accordingly, you should not place undue reliance on such statements. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions, interest rates and inflation; changes in asset quality; our ability to access cost-effective funding; fluctuations in real estate values; changes in laws or regulations; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; changes in technology; failures or breaches of our IT security systems; our ability to introduce new products and services and capitalize on growth opportunities; changes in the value of our goodwill and other intangible assets; the effects of an extended U.S. Government shutdown; our ability to successfully integrate acquired operations or assets; changes in accounting policies and practices; our ability to retain key employees; and the effects of natural disasters and geopolitical events, including terrorism, conflict and acts of war. These risks and other uncertainties are further discussed in the reports that the Company files with the Securities and Exchange Commission.

Average Balance Sheets

The following tables set forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended September 30,
	2025			2024
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$733,069	$11,219	6.07%	$698,877	$10,596	6.03%
Investment securities held-to-maturity	22,802	370	6.44%	33,235	511	6.12%
Investment securities available-for-sale	40,993	365	3.53%	47,600	435	3.64%
Interest-earning deposits and federal funds	80,003	868	4.30%	52,250	668	5.09%
Other investments	6,250	98	6.22%	6,091	92	6.01%
Total interest-earning assets	883,117	12,920	5.80%	838,053	12,302	5.84%
Non-interest-earning assets	48,683			47,471
Total assets	$931,800			$885,524

Interest-bearing liabilities:
Interest-bearing checking accounts	$86,092	$123	0.57%	$87,569	$127	0.58%
Money market accounts	169,791	1,302	3.04%	149,321	1,238	3.30%
Savings accounts	92,570	702	3.01%	71,003	509	2.85%
Certificates of deposit	246,510	2,498	4.02%	217,307	2,313	4.23%
Total interest-bearing deposits	594,963	4,625	3.08%	525,200	4,187	3.17%
FHLB advances and other borrowings	54,000	525	3.86%	63,323	701	4.40%
Total interest-bearing liabilities	648,963	5,150	3.15%	588,523	4,888	3.30%
Non-interest-bearing liabilities	157,684			170,197
Total liabilities	806,647			758,720
Total stockholders' equity	125,153			126,804
Total liabilities and stockholders' equity	$931,800			$885,524
Net interest rate spread			2.65%			2.54%
Net interest income		$7,770			$7,414
Net interest margin			3.49%			3.52%

	For the Nine Months Ended September 30,
	2025			2024
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$725,044	$33,062	6.10%	$681,876	$30,575	5.99%
Investment securities held-to-maturity	25,640	1,202	6.27%	33,892	1,567	6.18%
Investment securities available-for-sale	39,980	1,044	3.49%	47,783	1,377	3.85%
Interest-earning deposits and federal funds	70,650	2,253	4.26%	51,105	1,964	5.13%
Other investments	6,221	287	6.17%	5,676	263	6.19%
Total interest-earning assets	867,535	37,848	5.83%	820,332	35,746	5.82%
Non-interest-earning assets	48,139			50,238
Total assets	$915,674			$870,570

Interest-bearing liabilities:
Interest-bearing checking accounts	$83,870	$305	0.49%	$88,243	$344	0.52%
Money market accounts	164,295	3,723	3.03%	145,284	3,496	3.21%
Savings accounts	85,144	1,849	2.90%	73,056	1,563	2.86%
Certificates of deposit	247,174	7,519	4.07%	218,641	6,884	4.21%
Total interest-bearing deposits	580,483	13,396	3.09%	525,224	12,287	3.12%
FHLB advances and other borrowings	54,282	1,567	3.86%	53,857	1,727	4.28%
Total interest-bearing liabilities	634,765	14,963	3.15%	579,081	14,014	3.23%
Non-interest-bearing liabilities	154,574			166,911
Total liabilities	789,339			745,992
Total stockholders' equity	126,335			124,578
Total liabilities and stockholders' equity	$915,674			$870,570
Net interest rate spread			2.68%			2.59%
Net interest income		$22,885			$21,732
Net interest margin			3.53%			3.54%

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

(unaudited)

	September 30, 2025	December 31, 2024
	(Dollars in thousands except per share amounts)
Assets
Cash and due from banks	$6,092	$7,092
Interest-earning deposits in other depository institutions	78,753	34,333
Cash and cash equivalents	84,845	41,425
Investment securities available-for-sale	44,668	36,502
Investment securities held-to-maturity (estimated fair value of $19,692 net of allowance for credit losses of $29 at September 30, 2025 and estimated fair value of $27,286 net of allowance for credit losses of $45 at December 31, 2024)	19,225	27,299
Other investments	6,254	6,175
Loans	729,539	714,115
Allowance for credit loss on loans	(8,562)	(8,496)
Net loans	720,977	705,619
Premises and equipment, net	2,955	3,261
Bank owned life insurance	16,795	16,487
Intangible assets	18,032	18,175
Other assets	11,470	11,874
Total assets	$925,221	$866,817

Liabilities and Stockholders' Equity

Liabilities:
Non-interest-bearing checking	$150,613	$151,395
Interest-bearing checking	86,824	73,841
Money market accounts	176,477	148,752
Savings accounts	93,938	76,053
Certificates of deposit	231,524	223,440
Total deposits	739,376	673,481
Federal Home Loan Bank advances and other borrowings	54,000	58,815
Accrued interest payable and other liabilities	6,440	5,406
Total liabilities	799,816	737,702
Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,193,686 issued and outstanding at September 30, 2025 and 6,409,598 issued and outstanding at December 31, 2024)	62	64
Preferred stock (10,000,000 shares authorized, no shares outstanding)	—	—
Additional paid in capital	59,584	62,355
Unearned ESOP shares	(3,742)	(4,378)
Retained earnings	73,976	76,786
Accumulated other comprehensive loss	(4,475)	(5,712)
Total stockholders' equity	125,405	129,115
Total liabilities and stockholders' equity	$925,221	$866,817

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Dollars in thousands except per share amounts)
Interest income:
Loans, including fees	$11,219	$10,596	$33,062	$30,575
Investment securities	833	1,038	2,533	3,207
Interest-earning deposits	868	668	2,253	1,964
Total interest income	12,920	12,302	37,848	35,746
Interest expense:
Deposits	4,625	4,187	13,396	12,287
FHLB advances and other borrowings	525	701	1,567	1,727
Total interest expense	5,150	4,888	14,963	14,014
Net interest income before provision for credit losses	7,770	7,414	22,885	21,732
Provision for credit losses	12	—	79	213
Net interest income after provision for credit losses	7,758	7,414	22,806	21,519
Noninterest income:
Service charges on deposit accounts	367	364	1,020	1,150
Net gain on sale of other real estate owned	—	—	—	135
Other	221	202	589	570
Total noninterest income	588	566	1,609	1,855
Noninterest expenses:
Salaries and employee benefits	3,196	3,257	9,815	9,853
Occupancy	581	600	1,781	1,833
Data processing	531	520	1,624	1,538
Other	1,121	1,327	3,034	4,769
Total noninterest expenses	5,429	5,704	16,254	17,993
Income before income taxes	2,917	2,276	8,161	5,381
Income tax expense	700	546	1,960	1,285
Net income	$2,217	$1,730	$6,201	$4,096
Weighted average common shares outstanding
Basic	6,256,780	6,412,511	6,324,478	6,415,246
Diluted	6,427,697	6,611,468	6,481,644	6,555,096
Basic earnings per share	$0.35	$0.27	$0.98	$0.64
Diluted earnings per share	$0.34	$0.26	$0.96	$0.62

Explanation of Certain Unaudited Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. Additionally, the Company believes the following information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation tables below for details on the earnings impact of these items.

	For the Three Months Ended					For the Year Ended
Non-GAAP Reconciliation	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Operating net income reconciliation
Net income (GAAP)	$2,217	$2,152	$1,831	$1,345	$1,730	$6,201	$4,096
Net loss on securities available for sale	—	—	—	385	—	—	—
ESOP Compensation expense related to dividend	220	210	211	—	—	641	—
Merger-related expenses	—	—	—	119	196	—	1,185
Income tax expense	(48)	(46)	(46)	(111)	(43)	(140)	(261)
Operating net income	$2,389	$2,316	$1,996	$1,738	$1,883	$6,702	$5,020
Weighted average diluted shares	6,427,697	6,457,397	6,547,817	6,620,602	6,611,468	6,481,644	6,555,096
Adjusted diluted earnings per share	$0.37	$0.36	$0.30	$0.26	$0.29	$1.03	$0.77
Tangible book value per common share reconciliation
Book Value per common share (GAAP)	$20.25	$19.66	$19.25	$20.14	$20.02	$20.25	$20.02
Effect of goodwill and other intangibles	(2.91)	(2.86)	(2.85)	(2.84)	(2.84)	(2.91)	(2.84)
Tangible book value per common share	$17.34	$16.80	$16.40	$17.30	$17.18	$17.34	$17.18
Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	13.55%	13.29%	13.40%	14.90%	14.61%	13.55%	14.61%
Effect of goodwill and other intangibles	(1.72)%	(1.71)%	(1.75)%	(1.81)%	(1.81)%	(1.72)%	(1.81)%
Tangible equity to tangible assets (1)	11.83%	11.58%	11.65%	13.08%	12.80%	11.83%	12.80%
(1) Tangible assets is total assets less intangible assets. Tangible equity is total equity less intangible assets.